U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 31, 2001



                                  EDUVERSE.COM
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-27239                                         88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                                1135 Terminal Way
                                    Suite 209
                             Reno, Nevada 89502-2168
                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

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Items 1 through 5, and 7 and 8 not applicable.

Item 6. Resignation of Registrant's Directors.

     Resignation of Sole Officer/Director of Registrant's Subsidiary

     On May 29, 2001, the board of directors of Eduverse.Com, a Nevada corporation (the "Company"), accepted the resignation of Marc Crimeni as the sole director and president/secretary of Eduverse Dot Com Inc., the Company's wholly-owned subsidiary ("Eduverse"). Mr. Crimeni resigned as a result of the pending sale of Eduverse pursuant to the share purchase agreement dated March 2, 2001 (the "Share Purchase Agreement") between the Company and Syncro-Data Systems, Ltd. ("Syncro-Data"). The Share Purchase Agreement provides for the sale by the Company to Syncro-Data of all of the issued and outstanding shares of common stock of Eduverse held of record by the Company.

     On June 1, 2001 at a special shareholders' meeting, the shareholders of the Company will be asked to approve and authorize the sale of the Company's wholly-owned subsidiary, Eduverse, pursuant to the terms and conditions of the Share Purchase Agreement. In the event that a quorum is represented at the special shareholders' meeting either in person or in proxy and a majority of the shares thereof approve the Share Purchase Agreement, the Company will consummate the transaction.

     Management of the Company anticipates that after consummation of the Share Purchase Agreement, Syncro-Data as the sole shareholder of Eduverse will appoint new directors to Eduverse.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          Not Applicable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            EDUVERSE.COM


Date:  May 31, 2001                         By: /s/ Grant Atkins
                                            --------------------
                                            Grant Atkins, President